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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patterson Dental Company 2002 Stock Option Plan of our report dated May 23, 2002, with respect to the consolidated financial statements and schedule of Patterson Dental Company included in its Annual Report (Form 10-K) for the fiscal year ended April 27, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
December 4, 2002